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                                   Exhibit 4.5
                       Warrant Plan adopted by the Company
                               on January 9, 1998

                                  WARRANT PLAN
                                       AS
                        ADOPTED BY THE BOARD OF DIRECTORS
                                       OF
                               PSB BANCGROUP, INC.
                                       ON
                                 JANUARY 9, 1998

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                                    ARTICLE I
                               PURPOSE OF THE PLAN

         The Board of Directors of PSB BancGroup, Inc. ("Company") has determined that it is in the best interests of the Company to issue Warrants to purchase the Company's Common Stock in connection with the Company's initial public offering of Common Stock. The Company proposes to issue 500,000 shares of Common Stock and Warrants to purchase Common Stock in Units. Each Unit will contain one share of Common Stock and one or more Warrants which will entitle the holder thereof to purchase additional Common Stock. Therefore the Board of Directors, in order to provide for the above, has adopted this Warrant Plan ("Plan") on the date set forth herein.


                                   ARTICLE II
                                SCOPE OF THE PLAN

         Section 1. Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

                  a. "Board" means the Board of Directors of the Company.

                  b. "Call Date" means the date established by the Board upon which some or all of the Warrants must be exchanged for shares and if not so exchanged upon which such Warrants shall expire.

                  c. "Common Stock" means the $0.01 par value common stock of the Company.

                  d. "Expiration Date" shall be 5:00 p.m. Eastern Standard Time on the fourth annual anniversary date of the date of the Warrant Certificate or 5:00 p.m. on the Call Date, whichever comes sooner.

                  e. "Organizer" means those persons who were Shareholders of the Company on or before December 31, 1997.


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                  f. "Plan"  means this  Warrant Plan as adopted by the Board on
                  January 9, 1998 as set forth herein and as amended from time to time.

                  g. "Warrant" means the right to purchase additional shares of Common Stock.

                  h.  "Warrant  Certificate"  means the evidence of ownership of
                  Warrants,   as   executed   and  issued  by  the   Company  in
                  substantially the form attached hereto as Exhibit A.

         Section 2. Warrants. There is hereby authorized 733,000 Warrants, each of which shall be redeemable for one share of Common Stock of the Company. Warrants shall be included only in Units offered by the Company in its Initial Stock Offering. Any Warrants not issued in connection with the Initial Stock Offering shall automatically expire. Two Warrants shall be included in Units offered to Organizers and one Warrant shall be included in Units offered to Non-organizers. Warrants may be redeemed by the Board at anytime after their one year anniversary.

         Section 3. Call Option. The Board may call some or all of the Warrants issued and outstanding anytime after the expiration of a 12 month period following the date such Warrants are issued. Warrants may be called on a pro-rata basis, or in their entirety, from all Warrant holders. If such action is taken by the Board, each Warrant holder shall be given written notice thereof and shall have 45 days from the date of such notice to present to the Company the Warrants so called, along with payment therefore as required in Section 10 herein. Warrants not presented for exchange during this period shall expire at 5:00 p.m. on the 45th day following the date of such notice.

         Section 4. Form of Warrants. The certificates evidencing the Warrants (the "Warrant Certificates") shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with provisions of this Plan, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, at $9.00 per share.

         Section 5. Issuance of Warrants. The Warrant Certificates when issued shall be dated and signed on behalf of the Company, manually or by facsimile signature, by its Chairman of the Board or President, and by its Secretary or an Assistant Secretary under its corporate seal, if any. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrants.


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         Section 6. Registration of Warrant Certificates; Registered Owners. The
Company  shall  maintain or cause to be  maintained  books for  registration  of
ownership  and  transfer  of  ownership  of  the  Warrant   Certificates  issued
hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. The Company may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Section 7. Registration of Transfers and Exchanges. Warrants may be transferred by a holder only in connection with the transfer of an equal number of shares of Common Stock. The Company shall transfer from time to time, any outstanding Warrants upon the books to be maintained by the Company for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed and accompanied by a Common Stock Certificate evidencing an equal number of shares to be transferred, to the Company, at its office in Lake City, Florida at any time prior to the Expiration Date. Upon receipt of a Warrant Certificate, with the Form of Assignment duly completed and executed, the Company shall promptly deliver a Warrant Certificate or Certificates representing an equal aggregate full number of Warrants to the transferee; provided, however, in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Company in addition shall promptly deliver to such registered holder a new Warrant Certificate or Certificates for the full number of Warrants not so transferred.

         Subject to Section 9 hereof, any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for Warrant Certificates of different denominations (subject to a minimum denomination of 100 warrants), of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly completed and executed, on or prior to the Expiration Date.

         The Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

         Section 8. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Upon receipt by the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or destruction, receipt by the Company of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall deliver a new Warrant Certificate of like tenor representing in the aggregate the same number of Warrants.


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         Section 9. Payment of Taxes.  With respect to any Warrant,  the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant or Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax if any, or shall have established to the satisfaction of the Company that such tax if required, has been paid.

         Section 10. Exercise, Purchase Price and Duration of Warrants. Subject to the provisions of this Agreement, the holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder) one fully paid and non-assessable share of Common Stock for each Warrant at the initial exercise price of $9.00 per share (subject to adjustment as provided in Section 12 hereof), upon the surrender of the Warrant Certificate evidencing such Warrant Agent on any business day prior to 5:00 p.m. Eastern Standard Time on the Expiration Date, with the Form of Election to Exercise on the reverse thereof duly completed and executed, and payment of the Exercise Price in lawful money of the United States of America in cash or by cashiers' or certified check payable to the Company. The exercise price and the shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time in the manner specified in Section 12 and, as initially established or as so adjusted, are referred to herein as the "Exercise Price" and the "Shares", respectively. The Warrants shall be so exercisable either as an entirety or from time to time in part at the election of the registered holder thereof except that the Company shall not be required to issue certificates in denominations of less than 100 shares. In the event that fewer than all Warrants evidenced by a Warrant Certificate are exercised at any time prior to 5:00 p.m. Eastern Standard Time on the Expiration Date a new Warrant Certificate will be issued for the Warrants not so exercised.

         No payments or adjustments shall be made for any cash dividends, whether paid or declared, on Shares issuable on the exercise of a Warrant.

         No fractional shares of Common Stock shall be issued upon exercise of a Warrant, but, in lieu thereof, there shall be paid to the registered holder of the Warrant Certificate evidencing such Warrant or other person designated on the Form of Election to Exercise as soon as practicable after date of surrender, an amount in cash equal to the fraction of the current market value of a share of Common Stock equal to the fraction of a share to which such Warrant related. For such purpose, the current market value of a share of Common Stock shall be the book value of the Common Stock as of the last day of the month immediately preceding the date of the Election to Exercise.


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         Subject to Section 9 hereof,  upon surrender of a Warrant  Certificate, with the Form of Election to Exercise duly completed and executed, together with payment of the Exercise Price, the Company shall issue and deliver the full number of Shares issuable upon exercise of the Warrants tendered for exercise. Shares shall be deemed to have been issued, and any person so designated by the registered holder shall be deemed to have become the holder of record of a Share, as of the date of the surrender of the Warrant Certificate to which the Share relates and payment of the appropriate Exercise Price; provided, however, if the date of surrender of a Warrant Certificate shall occur within any period during which the transfer books for the Company's Common Stock are closed for any purpose, such person shall not be deemed to have become a holder of record of a Share until the opening of business on the day of reopening said transfer books, and certificates representing such Shares shall not be issuable until such day.

         Section 11. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date, the number of Shares deliverable upon the exercise of all outstanding Warrants.

         The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable.

         The shares allocated for such Warrants will be included for Registration under the Securities Act of 1993, and Rule 415 adopted thereunder, in a registration of securities expected to be filed by the Company with the Securities and Exchange Commission in January, 1998.

         Section 12. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of Shares which may be purchased upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence, after the date hereof, if the Company shall (i) declare a dividend on the Common Stock payable in shares of common stock, (ii) subdivide the outstanding Common Stock into a greater number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect on the record date for that dividend or on the effective date of that subdivision or combination, and/or the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive solely the aggregate number and kind of shares of capital stock which, if the Warrant had been exercised immediately prior to that date, such holder would have owned upon exercise and been entitled to receive by virtue of that dividend, subdivision, or combination. The foregoing adjustments shall be made by the Company successively whenever any event listed above shall occur.


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         Section 13.  Notices to Warrant  Holders.  Upon any  adjustment  to the
Exercise Price pursuant to Section 10 hereof, the Company within twenty calendar days thereafter shall cause to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register written notice of the adjustments by first-class mail, postage prepaid. Where appropriate, the notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

         Section 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the consent or concurrence of or notice to any holders of Warrant Certificates or Warrants in order to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any defective provision, clerical omission, mistake or manifest error herein contained, or to make any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of the Warrant Certificates; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates or Warrants. Other amendments to this Agreement may be approved by a vote of at least 66 percent of the Company's shares.

         Section 15. Governing Law. This Plan and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

         Section 16. Benefits of This Plan. Nothing in this Plan shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Plan; this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

         Adopted by the Board of Directors of PSB BancGroup, Inc. on the 9th day of January, 1998.

                                             ATTEST:



                                             /s/ Robert W. Woodard
                                             ----------------------------------
                                             Robert W. Woodard
                                             President



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